--------------------------------------------------------------------------------
                                   DOMINION RESOURCES, INC. 2000 PROXY STATEMENT
--------------------------------------------------------------------------------



                      [LOGO OF DOMINION RESOURCES, INC.]

2000 Proxy Statement Contents


  2   The Proxy Process

  4   The Board
      Item One: Election of Directors

  9   Share Ownership Table

 10   Organization, Compensation &
      Nominating Committee Report

 13   Executive Compensation

 17   Item Two: Incentive Compensation  Plan

 20   Auditors

 20   Other Information

NOTICE OF ANNUAL MEETING

Dominion Resources, Inc.                    [LOGO OF DOMINION RESOURCES, INC.]
P.O. Box 26532
Richmond, Virginia  23261





March 16, 2000


Dear Shareholder:

On Friday, April 28, 2000, Dominion Resources, Inc. will hold its Annual Meeting of Shareholders at The Westin William Penn, 530 William Penn Place, Pittsburgh, Pennsylvania. The meeting will begin at 9:30 a.m. Eastern Daylight Time.

Only shareholders who owned stock at the close of business on March 1, 2000 may vote at this meeting or any adjournments that may take place. At the meeting we propose to:

   . Elect 16 directors;

   . Amend the Dominion Resources, Inc. Incentive Compensation Plan; and

   . Attend to other business properly presented at the meeting.

A copy of our 1999 Annual Report is included with this proxy statement and proxy card, which all were mailed on approximately March 16, 2000. I hope you will be able to attend the meeting, but even if you cannot, please vote your proxy as soon as you can.

By order of the Board of Directors,



/s/ Patricia A. Wilkerson

Patricia A. Wilkerson
Vice President and Corporate Secretary

2

THE PROXY PROCESS


Your Board of Directors is soliciting this proxy for the 2000 Annual Meeting of Shareholders and encourages you to vote in favor of all the Director nominees and the amendments to the Incentive Compensation Plan outlined in this proxy.

Record Date

All shareholders that owned common stock at the close of business on March 1, 2000 are entitled to vote at the Annual Meeting. There were 238,363,650 shares of Dominion Resources, Inc. common stock outstanding on that date.

Voting

Methods. You may vote in person at the Annual Meeting or by proxy. You have three ways to vote by proxy:*

1.   Connect to the Internet at www.votefast.com;

2.   Call 1-800-250-9081; or

3.   Complete the proxy card and mail it back to us.

Complete instructions for voting your proxy can be found on your proxy card included with this proxy statement.

If you vote and change your mind on any issue, you may revoke your proxy at any time before the close of voting at the Annual Meeting. There are four ways to revoke your proxy:*

1.   Connect to the website listed above;

2.   Call the 800 number listed above;

3.   Write to our Corporate Secretary; or

4.   Vote your shares at the Annual Meeting.


Rights. Each of your shares will be counted as one vote.

A majority of the shares outstanding on March 1, 2000 constitutes a quorum for this meeting. Abstentions and shares held by a broker or nominee

(Broker Shares) that are voted on any matter are included in determining a quorum.

The 16 nominees for director receiving the most votes will be elected.

The amendments to the Dominion Resources, Inc. Incentive Compensation Plan will be approved if the number of votes in favor of the amendments exceeds the number against it. Broker Shares not voted and abstentions have no effect on the final vote counted.

Registered Shareholders and Dominion Direct Participants. Your proxy card shows the number of full and fractional shares you own. If you are a participant in our Dominion Direct Investment stock purchase plan, the number includes shares we hold in your Dominion Direct Investment account. All shares will be voted according to your instructions if you properly vote your proxy by one of the methods listed on this page. If you sign your proxy and do not make a selection, it will be voted as recommended by the Board. If you are a Dominion Direct Investment participant and do not vote your proxy, we will vote all shares held in that account according to the Board's recommendations. No vote will be recorded for registered shares that are not properly voted.

Employee Savings, Thrift and ESOP Plan Participants. You will receive a request for Voting Instructions from the Trustee for the Plans. The share amounts listed on that form will include the full and fractional shares in your Plan account(s). You may instruct the Trustee(s) by:

1.   Connecting to www.votefast.com;

2.   Calling 1-800-250-9081; or

3. Returning your Voting Instructions in the enclosed envelope (not to Dominion).

Complete instructions can be found on the Voting Instruction Card included with the proxy statement. Whichever method you choose, the Trustee(s) will vote according to your instructions and will keep your vote confidential. If you do not vote your Savings, Thrift or ESOP Plan shares, the Trustee(s) will vote your shares according to each Plan's voting standards.

Beneficial Owners (Broker Shares). If your shares are held in street name with your broker, please follow the instructions found on the Voting Instruction Card enclosed with this proxy statement.

2001 Voting

To receive future proxy materials and annual reports in electronic form on the internet only, check the appropriate box to consent to this form of delivery. Your consent may be revoked by writing or e-mailing us at any time (for addresses see the last page of this proxy statement). You should be aware that you will be responsible for any third party charges incurred in using internet services.

Solicitation and Tabulation

We will pay for soliciting proxies from our shareholders, and some of our employees may telephone shareholders after the initial mail solicitation. We have also retained Georgeson & Co., Inc., a proxy solicitation firm, to assist in the solicitation of proxies for a fee of $14,000 and reimbursement of expenses. In addition, we may reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to the beneficial owners of stock. We have retained Corporate Election Services, Inc. to tabulate the proxies and to assist with the Annual Meeting.

4

THE BOARD
ITEM ONE: ELECTION OF DIRECTORS


The Board of Directors recommends that you vote FOR these Nominees.

Each nominee for director and information about that nominee is listed below. At the 1999 Annual Meeting, shareholders approved an amendment to Dominion's Articles of Incorporation to elect directors annually. Therefore, each director's term of office will end at the next annual meeting of shareholders.

The current nominees, all of whom are incumbent directors, were appointed to the Board as of January 28, 2000 pursuant to the terms of the Amended and Restated Agreement and Plan of Merger between Dominion and Consolidated Natural Gas Company dated as of May 11, 1999.

Your proxy will be voted to elect the nominees unless you tell us otherwise. If any nominee is not available to serve (for reasons such as death or disability), your proxy will be voted for a substitute nominee if the Board of Directors nominates one.

                                                            Year First Elected
                                                          a Director of Dominion
Nominees for Election                                     (or Affiliate Company)

--------------------------------------------------------------------------------
WILLIAM S. BARRACK, JR., 70, Retired, New Canaan,                  2000
Connecticut. Former Senior Vice President, Texaco, Inc.        (1994 - CNG)
He is a Director of Standard Commercial Corporation.

[PHOTO]
--------------------------------------------------------------------------------
JOHN B. BERNHARDT, 70, Managing Director,                          1981*
Bernhardt/Gibson Financial Opportunities, financial services, Newport News, Virginia. He is a Director of Resource Bank Shares.

[PHOTO]
--------------------------------------------------------------------------------
THOS. E. CAPPS, 64, Vice Chairman, President and                   1986
Chief Executive Officer of Dominion (from Septem-ber 1, 1995 to January 28, 2000, Chairman, President and Chief Executive Officer, prior to September 1,
1995, Chairman and Chief Executive Officer). He is
Chairman and a Director of Virginia Power and a Director of Bassett Furniture Industries, Inc.

[PHOTO]
--------------------------------------------------------------------------------
GEORGE A. DAVIDSON, JR., 61, Chairman of the Board                 2000
of Directors of Dominion (from May, 1987 to January 28,        (1985 - CNG)
2000, Chairman and Chief Executive Officer of
Consolidated Natural Gas Company). He is a Director of PNC Bank Corp. and BFGoodrich Company.

[PHOTO]

                                                            Year First Elected
                                                          a Director of Dominion
Nominees for Election                                     (or Affiliate Company)

--------------------------------------------------------------------------------
RAYMOND E. GALVIN, 68, Retired, Houston, Texas.                   2000
Former President, Chevron U.S.A. Production Company.          (1998 - CNG)

[PHOTO]
--------------------------------------------------------------------------------
JOHN W. HARRIS, 52, President, Lincoln Harris, LLC,               1999
a real estate consulting firm, Charlotte,              (1994 - Dominion Capital)
North Carolina. He is a Director of Piedmont Natural
Gas Company, Inc. and U.S. LEC Corp.

[PHOTO]
--------------------------------------------------------------------------------
BENJAMIN J. LAMBERT, III, 63, Optometrist, Richmond,              1994
Virginia. He is a Director of Consolidated Bank and      (1992 - Virginia Power)
Trust Company and Student Loan Marketing Association
(Sallie Mae).

[PHOTO]
--------------------------------------------------------------------------------
RICHARD L. LEATHERWOOD, 60, Retired, Baltimore,                   1994
Maryland. Former President and Chief Executive Officer,
CSX Equipment, an operating unit of CSX Transporta-tion, Inc. He is a Director of CACI International Inc.

[PHOTO]
--------------------------------------------------------------------------------
PAUL E. LEGO, 69, Pittsburgh, Pennsylvania. Former                2000
Chairman and Chief Executive Officer, Westinghouse            (1991 - CNG)
Electric Corporation. He is the non-executive Chair-man of the Board of Commonwealth Industries, Inc.
and a Director of Lincoln Electric Company and USX Corporation.

[PHOTO]
--------------------------------------------------------------------------------
MARGARET A. McKENNA, 54, President, Lesley                        2000
College, Cambridge, Massachusetts.                            (1994 - CNG)

[PHOTO]
                                                                       continued

6
THE BOARD CONTINUED


                                                            Year First Elected
                                                          a Director of Dominion
Nominees for Election                                     (or Affiliate Company)

--------------------------------------------------------------------------------
STEVEN A. MINTER, 61, President and Executive                      2000
Director, The Cleveland Foundation, Cleveland, Ohio.            (1988 - CNG)
He is a Director of Goodyear Tire & Rubber Company and KeyCorp.

[PHOTO]
--------------------------------------------------------------------------------
KENNETH A. RANDALL, 72, Corporate director for                     1971*
various companies, Williamsburg, Virginia. He is a Director of Oppenheimer Funds, Inc., Kemper
Insurance Companies and Prime Retail, Inc.

[PHOTO]
--------------------------------------------------------------------------------
FRANK S. ROYAL, M.D., 60, Physician, Richmond,                     1994
Virginia. He is a Director of Columbia/HCA Healthcare
Corporation, SunTrust Banks, Inc., Chesapeake
Corporation and CSX Corporation.

[PHOTO]
--------------------------------------------------------------------------------
S. DALLAS SIMMONS, 60, Chairman, President and                     1992
CEO of Dallas Simmons & Associates, a consulting firm,
Richmond, Virginia (prior to July 1, 1999, President,
Virginia Union University).

[PHOTO]
--------------------------------------------------------------------------------
ROBERT H. SPILMAN, 72, President, Spilman Properties,              1994
Inc., Bassett, Virginia (before that, Chairman and
Chief Executive Officer of Bassett Furniture Industries,
Inc., until his retirement in 1997). He is a Director of The Pittston Company and Birmingham Steel Company.

[PHOTO]
--------------------------------------------------------------------------------
DAVID A. WOLLARD, 62, Chairman of the Board of                     1999
Exempla Healthcare, Denver, Colorado (prior to         (1994 - Dominion Capital)
January 1, 1997, President of Bank One Colorado, N.A.).

[PHOTO]


* Service includes tenure on Virginia Electric and Power Company Board prior to establishment of Dominion as a holding company in 1983.

Committees & Meeting Attendance

The Board met 13 times in 1999. Each Board member attended at least 88% of the total number of meetings of the Board and committees on which he or she served.

Each director serves on just one committee in order to provide greater focus to his or her committee's work.

Committee              Members                            Description
--------------------------------------------------------------------------------------------------------------
Audit                  S. Dallas Simmons, Chairman        These four non-employee directors consult with the
                       John W. Harris                     independent and internal auditors regarding the
                       Margaret A. McKenna                examination of Dominion and its subsidiaries'
                       Steven A. Minter                   (collectively, the Company) financial statements
                                                          and the adequacy of internal controls. The
                                                          committee reports to the Board on these matters
                                                          and recommends the independent auditors to be
                                                          designated for the next year. In 1999, this
                                                          committee met two times.

--------------------------------------------------------------------------------------------------------------
Finance                Paul E. Lego, Chairman             These three non-employee directors review the
                       Benjamin J. Lambert, III           Company's financing strategies and consider
                       David A. Wollard                   dividend policy. In 1999, this committee met two
                                                          times.

--------------------------------------------------------------------------------------------------------------
Organization,          Kenneth A. Randall, Chairman       These seven non-employee directors work closely
Compensation           William S. Barrack, Jr.            with independent consultants and management to
and Nominating         John B. Bernhardt                  review the Company's organizational and
                       Raymond E. Galvin                  compensation structure. They make recommendations
                       Richard L. Leatherwood             on these matters to the Board and administer
                       Frank S. Royal                     certain compensation plans. They also review the
                       Robert H. Spilman                  qualifications of director candidates suggested by
                                                          Board members, management, shareholders and
                                                          others, and recommend nominees for election as
                                                          directors. In 1999, this committee met 10 times.


8

THE BOARD CONTINUED

Compensation and Other Programs

Fees. During 1999, non-employee directors were paid an annual retainer of $19,000 in cash plus $19,000 in stock. They also received $900 in cash per Board or committee meeting attended. Also, in 1999, members of Dominion's OCN Committee received an additional $25,000 in cash for their significant contribution to the negotiation and consummation of our merger with CNG. Beginning January 2000, directors will be paid an annual retainer of $20,000 in cash plus $20,000 in stock and $1,200 per Board or committee meeting attended.

Deferred Cash Compensation Plan. Directors may elect to defer their cash fees under this plan until they reach retirement or a specified age. The deferred fees are credited to either an interest bearing account or a Dominion common stock equivalent account. Interest or dividend equivalents accrue until distributions are made. A director will be paid in cash or stock according to the election made.

Stock Compensation Plan. The stock portion of the directors' retainer is paid under this plan. Directors have the option to defer receipt of the stock. If a director elects this option, the shares are held in trust until the director's retirement and the dividends on those shares are reinvested. However, the director retains all voting and other rights as a shareholder.

Stock Accumulation Plan. Upon election to the Board, a non-employee director receives a one-time award under this plan. The award is in Stock Units, which are equivalent in value to Dominion common stock. The award amount is determined by multiplying the director's annual cash retainer by 17, then dividing the result by the average price of Dominion common stock on the last trading days of the three months before the director's election to the Board. The Stock Units awarded to a director are credited to a book account. A separate account is credited with additional Stock Units equal in value to dividends on all Stock Units held in the director's account. A director must have 17 years of service to receive all of the Stock Units awarded and accumulated under this plan. Reduced distributions may be made where a director has at least 10 years of service. In the case of John B. Adams and Judith B. Warrick, who ceased to be directors because of the merger with CNG, the Dominion Board approved full vesting of their Plan Accounts.

Charitable Contribution Program. Dominion had offered its directors participation in a Directors' Charitable Contribution Program. The Program is funded by life insurance policies purchased by the Company on the directors. The directors derive no financial or tax benefits from the Program, because all insurance proceeds and charitable tax deductions accrue solely to Dominion. However, upon the death of a director, the Company will donate an aggregate of $50,000 per year for ten years to one or more qualifying charitable organizations recommended by that director. Effective in January 2000, the Company suspended this program for new incoming directors.

Matching Gifts Program. Directors may give up to $1,000 per year to 501(c)(3) organizations of their choice and the Company will match their donations on a 1-to-1 basis. If their donation is to an organization for which they volunteer more than 50 hours of work during a year, the Company will match the donation on a 2-to-1 basis.

Director Nominations

Under our Bylaws, if you wish to nominate a director at a shareholders' meeting you must be a shareholder and deliver written notice to our Corporate Secretary at least 60 days before the meeting. If the meeting date has not been publicly announced 70 days before the meeting, then notice can be given 10 days following the public announcement. Any notice must include the following information:

1.   your name and address;

2.   each nominee's name and address;

3. a statement that you are entitled to vote at the meeting and intend to appear in person or by proxy to nominate your nominees;

4. a description of all arrangements or undertakings between you and each nominee and any other person concerning the nomination;

5. other information about the nominee that would be included in a proxy statement soliciting proxies for the election of directors; and

6.   the consent of the nominee to serve as a director.

Share Ownership Table


The table below shows the amount of Dominion common stock beneficially owned as of March 1, 2000 by each director and the executive officers named in the compensation table on page 13. Also included in this table is stock ownership for all directors and executive officers as a group.

                                           Stock          Director
                                           Owner-           Plan
Name                                      ship (1)      Accounts (2)
--------------------------------------------------------------------------------
William S. Barrack, Jr                     1,151 (3)      18,450
John B. Bernhardt                         12,555 (3)      10,247
Thos. E. Capps                         1,551,481 (4)          --
George A. Davidson, Jr                   121,789              --
Raymond E. Galvin                            120 (3)      11,975
Ray J. Groves                              1,686          16,677
John W. Harris                            15,523 (3)      11,077
Benjamin J. Lambert, III                  11,149 (3)      11,778
Richard L. Leatherwood                    12,055 (3)      22,811
Paul E. Lego                               1,087 (3)      17,544
Margaret A. McKenna                        4,923 (3)       8,071
Steven A. Minter                           2,541 (3)      14,646
Kenneth A. Randall                        14,467          10,247
Frank S. Royal                            11,055 (3)      11,758
S. Dallas Simmons                         13,833          12,733
Robert H. Spilman                         12,189          10,247
David A. Wollard                          11,816          10,247
Thomas N. Chewning                       556,677 (4)          --
Thomas F. Farrell, II                    590,730 (4)(5)       --
David L. Heavenridge                      16,445 (4)          --
James P. O'Hanlon                        453,772 (4)          --

All directors and
executive officers as a
group (28 persons) (6)                 5,115,598 (4)

(1) Amounts include exercisable stock options as follows: Mr. Bernhardt, Mr. Harris, Dr. Lambert, Mr. Leatherwood, Mr. Randall, Dr. Royal, Dr. Simmons, Mr. Spilman and Mr. Wollard each has options to purchase 10,000 shares; Mr. Capps, 1,233,000 shares; Mr. Chewning and Mr. Farrell each has 450,000 shares; Mr. O'Hanlon, 350,000 shares; and all directors and executive officers as a group, 3,799,795 shares.

(2) Amounts in this column represent share equivalents accumulated under directors' plans described on page 8. Balances include amounts accumulated under the Stock Accumulation Plan, which, because of the plan's vesting provisions, will not necessarily be distributed to a director. Any balance in excess of approximately 8,000 shares may be an amount of share equivalents accumulated -- at the director's election -- under the Deferred Cash Compensation plan and will be distributed in actual shares to the director.

(3) Includes shares held in trust under Director Stock Compensation Plan (described on page 8) as follows: Mr. Barrack, Mr. Galvin, Mr. Lego, Ms. McKenna and Mr. Minter, 120 shares; Mr. Bernhardt, Dr. Lambert, Mr. Leatherwood and Dr. Royal, 1,055 shares; and Mr. Harris, 523 shares.

(4) Amounts include restricted stock as follows: Mr. Capps, 29,932 shares; Mr. Chewning, 6,377 shares; Mr. Farrell, 6,525 shares; Mr. Heavenridge, 2,156 shares; Mr. O'Hanlon, 3,294 and all directors and executive officers as a group, 66,170 shares.

(5) Beneficial ownership is disclaimed for a total of 399 shares.

(6) All current directors and executive officers as a group own 2.1% of the number of shares outstanding as of March 1, 2000.

10

ORGANIZATION, COMPENSATION
& NOMINATING COMMITTEE REPORT


Compensation Philosophy

As we have stated for the past several years, our Committee and management believe it is vitally important to align our officers' financial success with the financial success of our shareholders. We have renewed our focus on stock ownership as a key measure of such alignment and continue to work closely with management in our oversight and administration of the Company's organization and compensation. As our industry continues to redefine itself, our programs must continue to attract, retain and motivate high caliber employees.

In 1999, we approved pay programs that link executive compensation to company performance. Once again we put a substantial portion of our executives' pay at risk. We believe this will create opportunities for executives -- through individual business unit performance and consolidated performance -- to increase significantly their total compensation, both in cash and in stock.

Our work includes review of the CEO's total compensation package and performance. Mr. Capps is not present when we discuss his compensation.

1999 Compensation

Our 1999 executive compensation program consisted of three basic components:

   . Base Salary

   . Annual Incentives

   . Long-Term Incentives in the form of stock options

Base Salary

Our Committee positions executive base salaries to be at the median base salaries of similar positions at a peer group of diversified utilities and other businesses with which we compete on a national basis. We also consider individual performance and competitive pressures.

Executive Officers. We selected an independent compensation consultant, who analyzed our executives' salaries and compared them to our competitive labor market. Our Committee also reviewed individual executive performance. Based on our review and the consultant's report, we approved base salary increases effective January 1, 1999.

Chief Executive Officer. The independent compensation consultant also reviewed with us competitive compensation information for CEOs in a peer group of diversified electric utility companies. After thoroughly evaluating this material, considering our compensation philosophy, and recognizing Mr. Capps' increased challenges as a CEO in a rapidly changing industry, we approved a base salary of $812,800 for Mr. Capps, effective January 1, 1999.

Annual Incentives

Under the annual incentive program, if goals are achieved or exceeded, the executive's total cash compensation for the year may be more than the median total cash compensation for similar positions at companies in our executive labor market.

Under this program our Committee establishes "target awards" for each executive officer. These target awards are expressed as a percentage of the individual executive's base salary (for example, 30% x base salary). The target award is the amount of cash that will be paid, at year-end, if the executive achieves 100% of the goals established at the beginning of the year. We also establish a "threshold" -- or minimum acceptable level of financial performance. If this threshold is not met, no executive receives an annual bonus. Actual bonuses, if any, are based on a pre-established formula and may exceed 100% of the target award.

Executive Officers. For Dominion executive officers, 1999 net income was used as the performance measure under the annual incentive plan. Each executive's goals were weighted heavily toward the net income contribution of the business unit for which they were responsible, but also included a consolidated net income goal. In addition, executives with responsibilities at Virginia Power had Virginia Power goals weighted 90% financial (operating profit and net cash flow) and 10% stewardship goals (safety, environmental impact and affirmative action). Awards under this plan for Messrs. Farrell and O'Hanlon were pro-rated based on their relative responsibilities for Dominion and Virginia Power.

Our Committee established and approved the goals at the beginning of 1999. At year-end, we compared the Company's actual financial performance with the consolidated and business unit net income goals. For 1999, these goals were met or surpassed. Net income for the business units is reported in the Management's Discussion and Analysis of Financial Condition and Results of Operations section of our 1999 Annual Report to Shareholders.

Annual bonuses paid to the named executive officers are detailed in the Summary Compensation Table on page 13.

Chief Executive Officer. At the beginning of 1999, we approved net income goals for Mr. Capps. Eighty percent was weighted to the net income contribution of the consolidated business units (excluding Virginia Power) and 20% to consolidated Dominion net income. Because our net income goals for 1999 were surpassed, we approved an annual cash bonus of $481,021 for Mr. Capps.

Long-Term Incentives

We believe the long-term incentive programs we approve play a critical part in our compensation practices and philosophy. Historically, at least half of the long-term incentive component was paid in company stock -- a long-term investment. We believe this form of payout underscores commitment to the Company while rewarding performance. Initially in 1999 we planned to maintain this practice. However, in May 1999 our Committee granted stock options to the executive officers (January of 2000 for Mr. Heaven-ridge) to replace the restricted stock portion of the 1998-2000 long-term incentive plan. These option grants also represent the 1999-2001 long-term plan cycle. We anticipate that the next option grants will be made in 2002.

Under the historic practice, our Committee established and approved the long-term goals for the 1997-99 performance cycle in February of 1997, at the beginning of the performance cycle. This year, at the end of that performance cycle, actual results were compared with the established goals.

Executive Officers. Dominion goals were established at the start of the 1997-1999 performance cycle. The performance measure used for the executive officers was cumulative net income for the 3-year cycle, weighted 50% on consolidated net income and 50% on the net income of the business unit for which the executive was responsible. Based on 1999 year-end results, which exceeded the goal, we awarded the executives shares of restricted stock and cash (see the LTIP Payout column of the Summary Compensation Table on page 13). The shares awarded are restricted for two years. They cannot be sold and will be forfeited if the executive terminates employment during the two-year restricted period.

Stock options were granted to executive officers, except for Mr. Heavenridge, in 1999 as reported in the table on page 14. The option price was equal to the fair market value of Dominion's stock on the date the options were granted. These options became exercisable on January 1, 2000 and will remain exercisable for 10 years from the date of grant.

Chief Executive Officer. Goals for Mr. Capps were established in 1997 for the 1997-1999 performance cycle. We determined that 80% of his entire award, if any, should be paid in Dominion common stock. The goals were cumulative net income, weighted 50% on the net income of the consolidated companies excluding Virginia Power and 50% on the consolidated net income of the consolidated organizations. Based on 1999 year end results, which exceeded the goal, we awarded Mr. Capps 21,436 shares of restricted stock and $210,344. The shares are restricted for two years.

During 1999, we granted Mr. Capps 1,233,000 stock options at an option price of $41.25 per share which was the fair market value of the Company's stock on the date of the grant. The options became exercisable on January 1, 2000 and will remain exercisable for 10 years from the date of grant.

12

Organization, Compensation
& Nominating Committee Report CONTINUED


Stock Ownership Guidelines

As stated at the start of this report, in 1999 our Committee placed even greater emphasis on stock ownership as a means to align management with the interests of our shareholders. An outcome of this emphasis was the adoption of stock ownership guidelines for our officers. Officers have up to five years to meet the guidelines outlined below. Although stated in share amounts, the guidelines are based approximately on a multiple of base salary, as presented in parentheses.

Position                                         Share Ownership

Chief Executive Officer                    145,000  (8X's base salary)
--------------------------------------------------------------------------------
Executive Vice President                    35,000  (5X's base salary)
CEO - Operating Companies
--------------------------------------------------------------------------------
Senior Vice President                       20,000  (4X's base salary)
--------------------------------------------------------------------------------
Vice President                              10,000  (3X's base salary)
--------------------------------------------------------------------------------


Stock Purchase and Loan Programs

At the end of 1999, Dominion also approved Stock Purchase and Loan Programs intended to encourage and facilitate executives' ownership of common stock through the availability of loans guaranteed by Dominion.

Under the programs, loans must be used to purchase Dominion common stock. An executive can borrow up to ten times his or her base salary, subject to credit approval, with a term of five years. Executives who meet their target ownership level through their participation in the program receive "bonus shares" equal to five percent of the number of shares purchased under the program. The dividends on the stock purchased through the programs are used to pay the interest on the loan. Dominion subsidizes the interest payments to the extent that the current dividend rate does not fully cover the payments. Dominion will end its subsidy of the loan if it is pre-paid or if the stock is sold. By February 3, 2000, our officers have borrowed in aggregate $67 million, for which they are personally liable and which Dominion has guaranteed.

Deductibility of Compensation

Under Section 162(m) of the Internal Revenue Code, Dominion may not deduct certain forms of compensation in excess of $1 million paid to our CEO or any of the four other most highly compensated executive officers. However, certain performance-based compensation is specifically exempt from the deduction limit.

It is our intent to provide competitive executive compensation while maximizing the Company's tax deduction. However, we reserve the right to approve, and in some cases have approved, non-deductible compensation if we believe it is in the Company's best interest.

     Kenneth A. Randall, Chairman
     John B. Bernhardt
     Richard L. Leatherwood
     Frank S. Royal
     Robert H. Spilman

     January 20, 2000

Executive Compensation

The table below shows the total salary and other compensation awarded to or earned by the CEO and the four other most highly compensated executive officers (as of December 31, 1999).

                                                    Summary Compensation Table
---------------------------------------------------------------------------------------------------------------------------------
Name and                                  Annual Compensation                     Long-Term Compensation
Principal Position            -------------------------------------------------------------------------------------
                                                                                    Awards              Payouts
                                                               Other   --------------------------------------------
                                                               Annual      Restricted    Securities
                                                              Compen-         Stock      Underlying       LTIP        All Other
                        Year     Salary (1)       Bonus      sation (2)    Awards (3)   Options/SARs   Payouts (4)   Compensation
                                     ($)           ($)           ($)           ($)          (#)            ($)           ($)
---------------------------------------------------------------------------------------------------------------------------------
Thos E. Capps           1999      $828,439      $481,021       $15,942            $0      1,233,000     $1,093,865      $4,800
Chairman,             -----------------------------------------------------------------------------------------------------------
President & CEO         1998       795,000       594,344       848,902       995,312              0        639,126       4,800
                      -----------------------------------------------------------------------------------------------------------
                        1997       775,172       491,015         7,708             0              0        129,675       4,800

---------------------------------------------------------------------------------------------------------------------------------
James P. O'Hanlon       1999       348,700       189,580             0             0        350,000        186,856     355,800
Executive             -----------------------------------------------------------------------------------------------------------
Vice President          1998       334,667       180,232             0             0              0         86,512       4,679
(President & COO      -----------------------------------------------------------------------------------------------------------
of Dominion Energy)     1997       270,250       110,240             0             0              0         80,140       4,800

---------------------------------------------------------------------------------------------------------------------------------
Thomas N. Chewning      1999       334,511       186,156         2,871             0        450,000        339,659       4,800
Executive             -----------------------------------------------------------------------------------------------------------
Vice President, CFO     1998       318,786       224,274       104,868       124,414              0        196,742       4,800
                      -----------------------------------------------------------------------------------------------------------
                        1997       303,730       167,706           418             0              0        105,939     247,112

---------------------------------------------------------------------------------------------------------------------------------
David L. Heavenridge    1999       334,511       177,582           552             0              0        442,824       4,800
Executive             -----------------------------------------------------------------------------------------------------------
Vice President          1998       321,058       224,274       105,551       124,414              0        196,742       4,800
(CEO of               -----------------------------------------------------------------------------------------------------------
Dominion Capital)       1997       322,199       167,456           571             0              0        105,939     243,770

---------------------------------------------------------------------------------------------------------------------------------
Thomas F. Farrell, II   1999       325,174       187,148           314             0        450,000        366,781       3,486
Executive             -----------------------------------------------------------------------------------------------------------
Vice President          1998       314,471       239,289       419,098       497,656              0        178,644       4,800
(CEO of               -----------------------------------------------------------------------------------------------------------
Dominion Energy)        1997       268,144       154,956             0             0              0         67,598       4,800
---------------------------------------------------------------------------------------------------------------------------------

Summary Compensation Table Footnotes

1. Salary. Amounts shown may include vacation sold back to the Company.

2. Other Annual Compensation. None of the named executives received perquisites or other personal benefits in excess of $50,000 or 10% of their total base compensation. The amounts listed in this column for 1999 are amounts reimbursed during the fiscal year for the payment of taxes.

3. The number and value of each executive's restricted stock holdings at year-end, based on a December 31, 1999 closing price of $39.25, were as follows:

                                      Number of
Officer                           Restricted Shares         Value
--------------------------------------------------------------------------------
Thos. E. Capps                          8,496             $333,468
James P. O'Hanlon                         972               38,151
Thomas N. Chewning                      2,156               84,623
David L. Heavenridge                    2,156               84,623
Thomas F. Farrell, II                   1,967               77,205
--------------------------------------------------------------------------------

14

Executive Compensation CONTINUED


4. LTIP Payouts. Amounts in this column represent payouts for performance cycles that ended in 1999, as described on page 11. The chart below details these amounts for each executive. The value of the Restricted Stock was $41.22 per share on the date of grant.

                               Restricted Stock Award        Cash Award
Name                                    (#)                      ($)
------------------------------------------------------------------------
Thos. E. Capps                        21,436                  $210,344
James P. O'Hanlon                      2,322                    91,146
Thomas N. Chewning                     4,221                   165,675
David L. Heavenridge                       0                   442,824
Thomas F. Farrell, II                  4,558                   178,906
------------------------------------------------------------------------

5. All Other Compensation. The amounts listed for 1999 are company matching contributions on Employee Savings Plan accounts for the named executives. Also, Mr. O'Hanlon received $351,000 in settlement for his agreement dated June 23, 1994.

                                            Options/SAR Grants in Last Fiscal Year (1)
-----------------------------------------------------------------------------------------------------------------------------
                                  Number            % of Total
                              of Securities        Options/SARs
                                Underlying          Granted to
                               Options/SARs          Employees           Exercise or           Expiration       Grant Date
Name                         Granted (#) (2)      in Fiscal Year       Base Price ($/Sh)      Date Present       Value (3)
-----------------------------------------------------------------------------------------------------------------------------
Thos E. Capps                   1,233,000               17%                 $41.25               5/17/09        $6,534,900
James P. O'Hanlon                 350,000                5%                  41.25               5/17/09         1,855,000
Thomas N. Chewning                450,000                6%                  41.25               5/17/09         2,385,000
David L. Heavenridge                    0                0                       -                     -                 -
Thomas F. Farrell, II             450,000                6%                  41.25               5/17/09         2,385,000
-----------------------------------------------------------------------------------------------------------------------------

Options/SAR Grants in Last Fiscal Year Footnotes

1. Nonstatutory stock options were granted on May 17, 1999 to the named executives at an exercise price of $41.25 per share (the fair market value on the date of grant). One hundred percent of the options vested on January 1, 2000. The options will remain exercisable for 10 years from the date of grant. Upon a change in control or termination without cause the options become fully exercisable and remain exercisable until the original expiration date.

2. The total number of options granted during 1999 to employees and outside directors was 7,146,383.

3. The Black-Scholes pricing model was used to calculate the present value of the stock options. The assumptions underlying this model are:

   Volatility           19.2%            Expiration Date: 5/17/09
   Risk Free Rate       6.05%
   Dividend Yield       6.06%
   Option Value        $5.30

                         Aggregated Options/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
-------------------------------------------------------------------------------------------------------------------------
                                               Number of Securities Underlying      Value of Unexercised In-the-Money
                                            Unexercised Options/SARs at FY-End (#)     Options/SARs at FY-End ($)
                          Shares Acquired   --------------------------------------  -------------------------------------
                            on Exercise        Exercisable   Unexercisable (*)        Exercisable    Unexercisable
Name                            (#)                 (#)             (#)                   ($)             ($)
-------------------------------------------------------------------------------------------------------------------------
Thos E. Capps                    0                   0          1,233,000                  0               0
James P. O'Hanlon                0                   0            350,000                  0               0
Thomas N. Chewning               0                   0            450,000                  0               0
David L. Heavenridge             0                   0                  0                  0               0
Thomas F. Farrell, II            0                   0            450,000                  0               0
-------------------------------------------------------------------------------------------------------------------------

* Options became exercisable January 1, 2000.

Performance Graph

The table below shows the five-year cumulative total return comparison between Dominion, the S&P 500 Index and the S&P Utility Index.

                          Total Return to Shareholders

                                    [GRAPH]

  1994          1995          1996          1997          1998          1999
$100.00       $122.63       $122.39       $144.90       $169.24       $150.77
 100.00        137.58        169.17        225.60        290.08        351.12
 100.00        142.03        146.46        182.57        209.53        190.93


Retirement Plans

The table below shows the estimated annual straight life benefit that the Company would pay to an employee at normal retirement (age 65) under the benefit formula of the Retirement Plan.

                Estimated Annual Benefits Payable Upon Retirement
-------------------------------------------------------------------
  Final                 Credited Years of Service
Average     -------------------------------------------------------
Earnings     15 years     20 years     25 years     30 years
-------------------------------------------------------------------
$300,000      $86,191     $114,922     $143,652     $172,382
 350,000      101,416      135,222      169,027      202,832
 400,000      116,641      155,522      194,402      233,282
 450,000      131,866      175,822      219,777      263,732
 500,000      147,091      196,122      245,152      294,182
 550,000      162,316      216,422      270,527      324,632
 600,000      177,541      236,722      295,902      355,082
 650,000      192,766      257,022      321,277      385,532
 750,000      223,216      297,622      372,027      446,432
 800,000      238,441      317,922      397,402      476,882
 850,000      253,666      338,222      422,777      507,332
-------------------------------------------------------------------

Dominion Retirement Plan. Benefits under the Retirement Plan are based on:

     . average base salary over a five-year period when base pay is highest;

     . years of credited service;

     . age at retirement; and

     . the offset of Social Security benefits.

In addition, certain officers, if they reach a specified age while still employed, will be credited with additional years of service. For the executives named in the Summary Compensation Table on page 13, credited years of service at age 60 would be 30 years. Other retirement agreements and arrangements for the named executives are described below.

Dominion Benefit Restoration Plan. The Retirement Plan pays a benefit that is calculated on average base salary over a five-year period. In some years our executives' base salaries are set below the competitive market median in order to more closely link annual pay to company performance through the incentive programs. Under this Restoration Plan, we calculate a "market-based adjustment" to base salary in those years when base salary was below the market median. The difference between the benefit calculated on the market-based salary and the benefit paid by the Retirement Plan is paid to the executive under the Restoration Plan.

In 1999, a market-based adjustment to Dominion's executive base salaries was not necessary.

Also, the Internal Revenue Code imposes certain limits related to Retirement Plan benefits. Any resulting reductions in an executive's Retirement Plan benefit will be compensated for under the Restoration Plan.

Executive Supplemental Retirement Plan. The Supplemental Plan provides an annual retirement benefit equal to 25% of a participant's final cash compensation (base salary plus target annual bonus). To retire with full benefits under the Supplemental Plan, an executive must be 55 years old and have been employed by the Company for at least five years. Benefits under the plan are provided either as a lump sum cash payment at retirement or as a monthly annuity paid out, typically, over 10 years. Certain

16

Executive Compensation CONTINUED


executive officers receive this benefit for their lifetime. Based on 1999 cash compensation, the estimated annual benefit under this plan for certain executives named in the Summary Compensation Table on page 13 are: Mr. Capps:
$314,650, Mr. O'Hanlon: $129,531; Mr. Heavenridge: $123,075; Mr. Chewning:
$123,075; and Mr. Farrell: $121,125.

Other Executive Agreements and Arrangements

Companies that are in a rapidly changing industry such as ours require the expertise and loyalty of exceptional executives. Not only is the business itself competitive, but so is the demand for such executives. In order to secure the continued services and focus of key management executives, the Company has entered into employment agreements with them, including those named in the Summary Compensation Table on page 13.

Employment Agreement -- Chief Executive Officer. The Board determined in April 1999 that it was in the Company's best interest to secure Mr. Capps' employment as CEO and President of Dominion until the Annual Meeting of Shareholders in 2005. As a result, Mr. Capps and the Company entered into an agreement providing for his employment as CEO and President until 2005. During his employment, the agreement provides for the following: (1) an annual base salary of at least $812,800, (2) incentive compensation awards based on performance and (3) continued eligibility for all employee benefit and incentive plans provided by the Company to its senior management. When his employment ends (whether or not before the end of the term of the agreement), Mr. Capps will: (1) receive a retirement benefit calculated on the highest base salary rate during his employment, (2) receive a Supple-mental Plan benefit payable for life, (3) become fully vested in outstanding restricted stock, (4) any outstanding stock options become fully exercisable for the remaining term of the grant, and (5) receive a payment of $950,000 plus an amount equal to the present value of his salary and annual cash incentives for the period between the Annual Meetings of Share- holders for 2004 and 2005. During the term of the agreement, the Company may terminate Mr. Capps for cause only. Mr. Capps also receives age and service credit and continued benefit plan coverage through the end of the contract period in the event of termination for cause or resignation for cause.

Employment Agreements -- Other Executives. Messrs. Heavenridge, Chewning and Farrell have an employment agreement for a three-year period ending September 12, 2000. During employment, each of these executives will continue to receive a salary at least equal to his salary on the date of the agreement and will be eligible for bonuses and all employee benefits provided by Dominion to its senior management. The agreements also provide executives with enhanced retirement benefits. If Dominion terminates the executive's employment without cause or reduces or does not pay the executive's salary, incentives and other benefits during the contract period or demotes the executive to a position that is not a senior management position, the executive will (subject to notice and remedy provisions): (1) receive a lump sum payment equal to the present value of salary and cash bonus for the balance of the contract period, (2) vest in his outstanding restricted stock, (3) receive age and service credit and continued benefit plan coverage through the end of the contract period, and (4) for Messrs. Farrell and Chewning, any outstanding stock options become fully exercisable for the remaining term of the grant. The agreements also provide benefits in the event of death or disability. In the case of a change in control*, the executive will not receive pay under this agreement as a result of his termination of employment for any reason if he receives payment under his Employment Continuity Agreement (described under Special Arrangements). Mr. Heavenridge's agreement provides for additional benefits if his employment is terminated, other than for cause, or if he resigns after a sale of a significant portion of Dominion Capital's assets, including (1) enhanced retirement benefits, (2) vesting of outstanding restricted stock, and (3) enhanced medical and insurance benefits. Mr. O'Hanlon has an agreement which provides enhanced retirement benefits.

Special Arrangements. Dominion has entered into employment continuity agreements with executives named in the Summary Compensation Table (but not Mr. Capps), which provide benefits in the event of a change in control. Each agreement has a three-year term and is automatically extended for an additional year, unless cancelled by the Company.

The agreements provide for the continuation of salary and benefits for a maximum period of three years after either (1) a change in control, (2) termination without cause following a change in control or (3) a reduction of responsibilities, salary and incentives following a change in control (if the executive gives 60 days notice). Payment of this benefit will be made in either a lump sum or installments over three years. In addition, the agreements indemnify the executives for potential penalties related to the Internal Revenue Code and fees associated with the enforcement of the agreements. If an executive is terminated for cause, the agreements are not effective.

Executive Deferred Compensation Plan. Under this plan, executives may defer any portion of their base salary, annual incentive cash award and/or long-term incentive cash award. Deferrals are credited at the executive's discretion, for bookkeeping purposes, with earnings and losses as if they were invested in any of several mutual fund options or Dominion common stock. Distributions are made at the direction of the executive.


* A change in control shall be deemed to have occurred if (i) any person or group becomes a beneficial owner of 20% or more of the combined voting power of Dominion voting stock or (ii) as a direct or indirect result of, or in connection with, a cash tender or exchange offer, merger or other business combination, sale of assets, or contested election, the Directors constituting the Dominion Board before any such transactions cease to represent a majority of Dominion or its successor's Board within two years after the last of such transactions.

ITEM TWO: INCENTIVE
COMPENSATION PLAN

The Board of Directors recommends that you vote FOR the amendments to the Dominion Resources, Inc. Incentive Compensation Plan.

Introduction

The Dominion Resources, Inc. Incentive Compensation Plan was approved by shareholders in 1997 and amended further in 1999. The Board's Organization, Compensation & Nominating Committee has recommended that the Plan be amended as described below, to accommodate Dominion's new employee base and its new lines of business.

The proposed amendments are:

1. To allow 30 million shares to be available for issuance under the Incentive Plan;

2. To limit the issuances of Restricted Stock under the Plan to 5 million shares.

3. To re-approve Performance Criteria under the Plan in order to satisfy certain IRS requirements.

A summary of the Incentive Plan follows and the full text, before these amendments, is on file with the Securities and Exchange Commission.

Administration of the Plan; Eligibility

The Committee administers the Incentive Plan for employees and non-employee directors of Dominion and its subsidiaries. All employees of Dominion and its subsidiaries are eligible to receive Incentive Awards under the Incentive Plan if the Committee determines that an employee has contributed, or can be expected to contribute, significantly to their employer. The Committee has the power and complete discretion to select eligible employees and non-employee directors to receive the Incentive Awards and to determine the type of award and its terms and conditions. Approximately 17,000 employees and 16 directors may receive awards under the Incentive Plan.

Amount of Stock Available
for Incentive Awards

Under the proposed amendment, the shares available under the Plan would increase from 11 million shares to 30 million shares. This increase will allow Dominion to recognize its new employees and directors and lines of business.

18

Item Two: Incentive
Compensation Plan CONTINUED


Types of Incentive Awards
That May Be Granted Under the Plan

The following types of Incentive Awards may be granted under the Incentive Plan:
Performance Grants, Restricted Stock, Goal-Based Stock, Stock Options and Stock Appreciation Rights.

Performance Grants. Performance Grants are subject to the achievement of pre-established Performance Goals and are administered to comply with the requirements of Section 162(m) of the Internal Revenue Code. Performance Goals use objective and quantifiable Performance Criteria (which goals are being re-approved by shareholders) that include measures such as asset growth; utility earnings; generating unit efficiency; combined net worth; debt to equity ratio; earnings per share; revenues; operating income; operating cash flow; net income, before or after taxes; full cycle finding and development costs; O&M field/lifting costs; return on total capital, equity, revenue or assets; nonutility generation cost exposure; power generation costs; safety measured in fatalities, lost time, injuries and vehicle accidents; environmental protection measured in reportable violations, notices of violations, and environmental agency required corrective actions or enforcement actions; or economic value added (net operating profit after tax less a charge for use of capital as determined under a methodology approved by the Committee). The Committee sets target and maximum amounts payable under the Performance Grant. The participant receives the appropriate payments at the end of the performance period if the Performance Goals (and other terms and conditions of the award) are met. The actual payments under a Performance Grant can be cash, Company Stock, or both.

The aggregate maximum cash amount payable under the Plan to any participant in any year cannot exceed 0.5% of Dominion's consolidated operating income, before taxes and interest. The Committee must make Performance Grants prior to the earlier of the 90th day of the period for which the Performance Grant relates or the completion of 25% of such period.

Restricted Stock Awards. The Committee may grant up to 5 million shares of Restricted Stock under the Plan, which will be Company Stock subject to certain terms and conditions. The participant will not be able to sell or transfer the Restricted Stock until the restrictions stated in the award agreement have been met. The Restricted Stock is forfeited if the restrictions are not met.

Goal-Based Stock Awards. The Committee may grant Goal-Based Stock, which is Company Stock subject to Performance Goals. The stock is not issued to the participant until the Committee certifies that the Performance Goals (and any other terms and conditions) have been met.

Stock Options and Stock Appreciation Rights. The Committee may also grant Options to eligible participants and establish the terms and conditions for exercising an Option. Stock Appreciation Rights may be granted on all or any part of an Option, and also are subject to terms and conditions set by the Committee. Stock Appreciation Rights also may be granted separately.

The exercise price of an Option will be at least 100% of the Fair Market Value of Company Stock on the date that the Option is granted. The Options may be either Incentive Stock Options or Nonstatutory Options.

A Stock Appreciation Right entitles the participant to receive an amount equal to the excess of (i) the fair market value on the date of exercise of stock covered by the surrendered Stock Appreciation Right over (ii) the price of the stock on the date the Stock Appreciation Right was granted. The award can be paid in stock or cash, or both.

Transferability of Awards;
Modification of Awards

When granting Incentive Awards, the Committee may allow the awards to become fully exercisable or vested upon a Change of Control.

Participants cannot sell, transfer or pledge their interest in Performance Grants and Goal-Based Stock awards. Participants cannot sell, transfer or pledge shares of Restricted Stock until it becomes unrestricted as provided in an award agreement. Options and Stock Appreciation Rights may be transferable by a Participant according to the terms and conditions for such Awards.

Term; Modification of Plan

The Incentive Plan will terminate at the close of business on December 31, 2006 unless the Dominion Board terminates it prior to that date.

The Dominion Board can amend or terminate the Incentive Plan, except that only shareholders can approve amendments that would (i) increase the number of shares of Company Stock that are reserved and available for issuance under the Incentive Plan; (ii) materially change or impact which employees are eligible to participate in the Incentive Plan; or (iii) materially change the benefits that eligible employees may receive under the Incentive Plan. However, the Dominion Board can amend the Incentive Plan as necessary and without shareholder approval to ensure that the Incentive Plan continues to comply with Section 162(m) of the Code and SEC Rule 16b-3.

Federal Income Tax Consequences

An employee will not incur federal income tax liabilities when granted a Nonstatutory Stock Option, an Incentive Stock Option, a Stock Appreciation Right or Restricted Stock.

Upon exercise of a Nonstatutory Option or a Stock Appreciation Right, the employee, in most circumstances, will be treated as having received ordinary income equal to the difference between the fair market value of Company Stock on the date of the exercise and the Option Price. This income is subject to income tax withholding by the Company. No income is received for tax purposes when an Incentive Stock Option is exercised, unless an employee is subject to the alternative minimum tax.

The Company usually will be entitled to a business expense deduction at the time and in the amount that the recipient of an Incentive Award recognizes ordinary income. As stated above, this usually occurs upon exercise of Nonstatutory Options and Stock Appreciation Rights and the lapse of restrictions on restricted stock. No deduction is allowed in connection with an Incentive Stock Option unless the employee disposes of Company Stock received upon exercise in violation of the holding period requirements. Also there can be circumstances when the deduction is not allowed for certain transfers of Company Stock or payments to an employee upon the exercise of an Incentive Award that has been accelerated as a result of a Change of Control.

20

Auditors                                                       Other Information


Upon recommendation of the Audit Committee, the Board has appointed Deloitte & Touche LLP, independent certified public accountants, as auditors of the 2000 consolidated financial statements of Dominion and its subsidiaries. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to shareholder questions.

Matters Before
the 2000 Annual Meeting

The management and directors are not aware of any matters that may come before the Annual Meeting other than the matters stated in this Notice of Annual Meeting. Dominion received notice from a shareholder who may bring a matter of ordinary business regarding our electric utility operations before the meeting. If that matter is presented for a vote at the meeting, Dominion's proxies intend to exercise their discretionary voting authority.

Proposals for the 2001 Annual Meeting

Under our Bylaws, if you wish to bring any matter (other than shareholder nominations of director candidates) before the 2001 Annual Meeting, you must notify the Corporate Secretary in writing no later than January 31, 2001. Regarding each matter, the notice must contain:

     . a brief description of the business to be brought before the Annual
       Meeting, including the complete text of any related resolutions to be presented and the reasons for conducting such business at the meeting;

     . the name and address of record of the shareholder proposing such business;

     . the class and number of shares of stock that are beneficially owned by the shareholder; and

     . any material interest of the shareholder in such business.

If you do not provide the proper notice by January 31, 2001, the Chairman of the meeting may exclude the matter, and it will not be acted upon at the meeting. If the Chairman does not exclude the matter, the proxies may vote in the manner they believe is appropriate, as the SEC's rules allow.

For a shareholder proposal to be considered for possible inclusion in the 2001 Proxy Statement, it must be received by the Corporate Secretary of Dominion no later than November 17, 2000. Dominion plans to hold its 2001 Annual Meeting on April 27, 2001.

1999 Form 10-K

You may request, without charge, a copy of Dominion's Annual Report filed with the Securities and Exchange Commission for 1999 on Form 10-K, excluding exhibits, by:

1. writing to the
   Corporate Secretary
   Dominion Resources, Inc.
   P.O. Box 26532
   Richmond, Virginia 23261;

2. sending us an e-mail at
   dominion_resources@domres.com; or

3. calling us at
   804-819-2000.

--------------------------------------------------------------------------------
DOMINION RESOURCES, INC. 2000 PROXY STATEMENT
--------------------------------------------------------------------------------

                                VOTE YOUR PROXY

                                   [GRAPHIC]
                                  By Internet


                                   [GRAPHIC]
                                 By Telephone


                                   [GRAPHIC]
                                    By Mail




                           Dominion Resources, Inc.
                                P.O. Box 26532
                           Richmond, Virginia 23261

THE 2000 PROXY CARD                          [LOGO OF DOMINION RESOURCES, INC.]

This proxy is solicited on behalf of the Board of Directors.

--------------------------------------------------------------------------------
Your Control Number Is:
--------------------------------------------------------------------------------
[GRAPHIC]

[_] Check this block to receive future proxy materials and annual reports via internet only.

================================================================================






IF YOU ARE VOTING BY MAIL, please fold and detach card at perforation before mailing in the enclosed envelope.
 ................................................................................

[LOGO OF DOMINION RESOURCES, INC.]             Dominion Resources, Inc.
                                               P.O. Box 26532
                                               Richmond, Virginia 23261

To Our Shareholders:

     Dominion Resources, Inc. is pleased to offer you three ways to vote by proxy.
     When voting by internet or telephone, you will be prompted to enter your control number. Simple prompts will be presented to you to record your vote. Internet and telephone votes must be received by 11:59 p.m. EDT on Thursday, April 27, 2000 to be counted in the final tabulation.
     If you vote by internet or telephone, do not return your proxy card by mail.
     If you choose to vote by mail, please mark, date and sign your proxy card. Please use the postage-paid envelope to return your proxy.


1. Election of Directors

   [_] FOR the following nominees:
       ---
   1. William S. Barrack, Jr.        9. Paul E. Lego
   2. John B. Bernhardt             10. Margaret A. McKenna
   3. Thos. E. Capps                11. Steven A. Minter
   4. George A. Davidson, Jr.       12. Kenneth A. Randall
   5. Raymond E. Galvin             13. Frank S. Royal, M.D.
   6. John W. Harris                14. S. Dallas Simmons
   7. Benjamin J. Lambert, III      15. Robert H. Spilman
   8. Richard L. Leatherwood        16. David A. Wollard

   [_] WITHHOLD AUTHORITY to vote for all nominees listed above.
       -------- ---------
   To withhold authority to vote for any individual nominee(s), write that nominee's number(s) in the following space:

2. Proposal to approve amendments to the Dominion Resources, Inc. Incentive Compensation Plan.

   [_] For    [_] Against    [_] Abstain

In their discretion, the proxies are authorized to vote on any matters that properly come before the meeting. The undersigned appoints Kenneth A. Randall, Frank S. Royal, M.D., and Patricia A. Wilkerson, or any one of them, with the power of substitution, proxies to vote all shares of the undersigned at the Annual Meeting of Shareholders on April 28, 2000, and at any and all adjournments thereof.

                                                     , 2000
--------------------------------------------------------------------------------
Date

--------------------------------------------------------------------------------
Signature

--------------------------------------------------------------------------------
Signature (if held jointly)



In their discretion, the proxies are authorized to vote on any other matters that properly come before the meeting.
     This proxy when properly executed will be voted as directed by the signed shareholder. If no direction is made, this proxy will be voted "FOR" Items 1 and 2.
     Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both shareholders should sign.
     When signing in a representative capacity, please give your representative title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

================================================================================

                                 VOTE BY PROXY


       [GRAPHIC]                   [GRAPHIC]                [GRAPHIC]

     Via Internet                Via Telephone               Via Mail

      Access the                Call toll-free:          Return your proxy
      Website at                1-800-250-9081          in the postage-paid
http://www.votefast.com    using a touch-tone phone      envelope provided.

                              The 2000 PROXY CARD


        [LOGO OF              Dominion Resources, Inc.
 DOMINION RESOURCES, INC.]    P.O. Box 26532
                              Richmond, Virginia 23261

================================================================================

This proxy when properly executed will be voted as directed by the signed shareholder. If no direction is made, this proxy will be voted "FOR" Items 1 and 2.

Please sign exactly as your name appears on the reverse side of this proxy. When shares are held by joint tenants, both shareholders should sign.

When signing in a representative capacity, please give your representative title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



This proxy is solicited on behalf of the Board of Directors.



Please mark, sign and mail in the enclosed envelope.              [GRAPHIC]

                              The 2000 PROXY CARD


       [LOGO OF               Dominion Resources, Inc.
DOMINION RESOURCES, INC.]     P.O. Box 26532
                              Richmond, Virginia 23261

================================================================================

This proxy is solicited on behalf of the Board of Directors. The Board of Directors recommends a vote "FOR" Items 1 and 2.


                                                                   (see reverse)


1. Election of Directors

   [_] FOR the following nominees:
       ---
   1. William S. Barrack, Jr.
   2. John B. Bernhardt
   3. Thos. E. Capps
   4. George A. Davidson, Jr.
   5. Raymond E. Galvin
   6. John W. Harris
   7. Benjamin J. Lambert, III
   8. Richard L. Leatherwood
   9. Paul E. Lego
  10. Margaret A. McKenna
  11. Steven A. Minter
  12. Kenneth A. Randall
  13. Frank S. Royal, M.D.
  14. S. Dallas Simmons
  15. Robert H. Spilman
  16. David A. Wollard

  [_] WITHHOLD AUTHORITY to vote for all nominees listed above. To with- hold
      ------------------
  authority to vote for any individual nominee(s), write that nominee's number(s) in the following space:

                                     ------------  ------------  ------------

2. Proposal to approve amendments to the Dominion Resources, Inc. Incentive Compensation Plan.

   [_] For    [_] Against    [_] Abstain

In their discretion, the proxies are authorized to vote on any matters that properly come before the meeting. The undersigned appoints Kenneth A. Randall, Frank S. Royal, M.D.,and Patricia A. Wilkerson, or any one of them, with the power of substitution, proxies to vote all shares of the undersigned at the Annual Meeting of Shareholders on April 28, 2000, and at any and all adjournments thereof.

                                                          , 2000
--------------------------------------------------------------------------------
Date

------------------------------------   -----------------------------------------
Signature                              Signature (if held jointly)

THE 2000 PROXY                                [LOGO OF DOMINION RESOURCES, INC.]
INSTRUCTIONS

--------------------------------------------------------------------------------
Your Control Number Is:
--------------------------------------------------------------------------------
[GRAPHIC]

[_] Check this block to receive future proxy materials and annual reports via internet only.

================================================================================



IF YOU ARE VOTING BY MAIL, please fold and detach card at perforation before mailing in the enclosed envelope.

 ................................................................................


[LOGO OF DOMINION RESOURCES, INC.]                  Dominion Resources, Inc.
                                                    P.O. Box 26532
                                                    Richmond, Virginia 23261

To Our Shareholders:

Dominion Resources, Inc. is pleased to offer you three ways to vote by proxy.
     When voting by internet or telephone, you will be prompted to enter your control number. Simple prompts will be presented to you to record your vote. Internet and telephone votes must be received by 11:59 p.m. EDT on Tuesday, April 25, 2000 to be counted in the final tabulation.
     If you vote by internet or telephone, do not return your instruction by mail.
     If you choose to vote by mail, please mark, date and sign your proxy instruction. Please use the postage-paid envelope to return your proxy.

                             VOTE BY PROXY

[GRAPHIC]                    Via Internet -- Access the Website at
                             http://www.votefast.com


[GRAPHIC]                    Via Telephone -- Call toll-free:
                             1-800-250-9081
                             using a touch-tone phone


[GRAPHIC]                    Via Mail -- Return your proxy in the
                             postage-paid envelope provided.


1. Election of Directors

   [_] FOR the following nominees:
       ---
   1. William S. Barrack, Jr.        9. Paul E. Lego
   2. John B. Bernhardt             10. Margaret A. McKenna
   3. Thos. E. Capps                11. Steven A. Minter
   4. George A. Davidson, Jr.       12. Kenneth A. Randall
   5. Raymond E. Galvin             13. Frank S. Royal, M.D.
   6. John W. Harris                14. S. Dallas Simmons
   7. Benjamin J. Lambert, III      15. Robert H. Spilman
   8. Richard L. Leatherwood        16. David A. Wollard

   [_] WITHHOLD AUTHORITY to vote for all nominees listed above. To withhold
       -------- ---------
   authority to vote for any individual nominee(s), write that nominee's number(s) in the following space:


   ----------------   ----------------   ----------------   ----------------

2. Proposal to approve amendments to the Dominion Resources, Inc. Incentive Compensation Plan.

   [_] For    [_] Against    [_] Abstain


                                                            , 2000
--------------------------------------------------------------------------------
Date


--------------------------------------------------------------------------------
Signature




Voting instructions are solicited by Mellon Bank, N.A., as Plan Trustee for the Annual Meeting of Shareholders, April 28, 2000.

I acknowledge receipt of the Notice of Annual Meeting, Proxy Statement and Annual Report relating to the Annual Meeting of Shareholders of Dominion and I hereby instruct Mellon Bank, N.A., as Trustee of the Dominion Resources, Inc. Employee Savings Plan, the Dominion Subsidiary Savings Plan, and the Virginia Power Hourly Employee Savings Plan, to vote the shares of Dominion Common Stock, relating to my Plan account for which I have the right to give voting instructions under the Plan, at such Annual Meeting in the manner set forth hereon.

If this card is not received on or before the close of business on April 25, 2000, the Trustee cannot ensure that the voting instructions will be tabulated and counted. This voting instruction card, when properly executed, will be voted as directed. If such card is returned executed with no direction given or is not returned at all, the Trustee generally will vote the shares according to the Board's recommendations.

All voting instructions will be kept confidential.

THE 2000 PROXY                                [LOGO OF DOMINION RESOURCES, INC.]
INSTRUCTIONS

--------------------------------------------------------------------------------
Your Control Number Is:
--------------------------------------------------------------------------------
[GRAPHIC]

[_] Check this block to receive future proxy materials and annual reports via internet only.

================================================================================




IF YOU ARE VOTING BY MAIL, please fold and detach card at perforation before mailing in the enclosed envelope.

 ................................................................................


[LOGO OF DOMINION RESOURCES, INC.]                   Dominion Resources, Inc.
                                                     P.O. Box 26532
                                                     Richmond, Virginia 23261

To Our Shareholders:

Dominion Resources, Inc. is pleased to offer you three ways to vote by proxy.
     When voting by internet or telephone, you will be prompted to enter your control number. Simple prompts will be presented to you to record your vote. Internet and telephone votes must be received by 11:59 p.m. EDT on Tuesday, April 25, 2000 to be counted in the final tabulation.
     If you vote by internet or telephone, do not return your instruction by mail.
     If you choose to vote by mail, please mark, date and sign your instruction. Please use the postage-paid envelope to return your proxy.

                    VOTE BY PROXY

[GRAPHIC]           Via Internet -- Access the Website at
                    http://www.votefast.com


[GRAPHIC]           Via Telephone -- Call toll-free:
                    1-800-250-9081
                    using a touch-tone phone


[GRAPHIC]           Via Mail -- Return your proxy in the
                    postage-paid envelope provided.



1. Election of Directors

   [_] FOR the following nominees:
       ---
   1. William S. Barrack, Jr.        9. Paul E. Lego
   2. John B. Bernhardt             10. Margaret A. McKenna
   3. Thos. E. Capps                11. Steven A. Minter
   4. George A. Davidson, Jr.       12. Kenneth A. Randall
   5. Raymond E. Galvin             13. Frank S. Royal, M.D.
   6. John W. Harris                14. S. Dallas Simmons
   7. Benjamin J. Lambert, III      15. Robert H. Spilman
   8. Richard L. Leatherwood        16. David A. Wollard

   [_] WITHHOLD AUTHORITY to vote for all nominees listed above. To withhold
       ------------------
   authority to vote for any individual nominee(s), write that nominee's number(s) in the following space:

   ----------- ----------- ------------ ------------

2. Proposal to approve amendments to the Dominion Resources, Inc. Incentive Compensation Plan.

   [_] For    [_] Against     [_] Abstain


                                                            , 2000
--------------------------------------------------------------------------------
Date


--------------------------------------------------------------------------------
Signature







Voting instructions are solicited by Mellon Bank, N.A., as Trustee for the CNG Thrift Plans and/or Consolidated Natural Gas Company as trustee for the CNG Employee Stock Ownership Plan for the Annual Meeting of Shareholders, April 28, 2000.

I acknowledge receipt of the Notice of Annual Meeting, Proxy Statement and Annual Report relating to the Annual Meeting of Shareholders of Dominion and I hereby instruct Mellon Bank, N.A., as Trustee of the CNG Thrift Plans and/or Consolidated Natural Gas Company, as Trustee of the CNG Employee Stock Ownership Plan, to vote the shares of Dominion Common Stock, relating to my Plan account for which I have the right to give voting instructions under the Plan, at such Annual Meeting in the manner set forth hereon.

This voting instruction card, when properly executed, will be voted as directed. If voting instructions are not received on or before the close of business on April 25, 2000, the Trustee will vote the shares in the same proportion as the shares for which voting instructions were received. If such card is returned executed with no direction given, or is not returned at all, the Trustee will vote the shares in the same proportion as the shares for which voting instructions were received.

All voting instructions will be kept confidential.